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                                                                 Exhibit 10.12.4
                                                                 ---------------

                                    AMENDMENT
                                       TO
                             AGREEMENT OF EMPLOYMENT

     This AMENDMENT TO AGREEMENT OF EMPLOYMENT (this "Amendment"), dated as of December 19, 2001, is intended to modify the Agreement of Employment, dated as of April 9, 2000, as amended as of November 15, 2000 (the "Agreement of Employment"), among Independent Wireless One Corporation, a Delaware corporation ("IWO"), IWO Holdings, Inc., a Delaware corporation ("Holdings" and together with IWO, the "Corporation") and Steven M. Nielsen (the "Employee"), as modified by the Letter Agreement, dated September 20, 2000, among Holdings, IWO and the Employee.

                                    RECITALS

     WHEREAS, the Corporation and the Employee desire to amend the Agreement of Employment in the manner set forth below.

                                   AGREEMENTS

     NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the parties hereto agree as follows:

     Section 1. Effective immediately prior to and subject to the consummation
     ---------
of a Saints Merger (as defined in Section 2(b) hereof):

     (a) Section 1 of the Agreement of Employment is hereby amended by replacing the words "until December 31, 2002" therein with the words "until December 31, 2003".

     (b) Section 3(a) of the Agreement of Employment is hereby amended by replacing the first sentence thereof with the following sentence:

          "The Corporation will pay the Employee during the term hereof for all services to be rendered hereunder a basic salary at the rate of two hundred thousand dollars ($200,000) per annum from the Effective Date through November 15, 2000; two hundred seventy-five thousand dollars ($275,000) per annum from November 16, 2000 through December 31, 2001; two hundred eighty-five thousand dollars ($285,000) per annum from January 1, 2002 to December 31, 2002; and two hundred ninety-five thousand dollars ($295,000) per annum from January 1, 2003 to December 31, 2003.

     (c) Section 7(b)(iii) of the Agreement of Employment is hereby amended by replacing the last sentence thereof with the following sentence:

          "In the event that this Agreement is terminated pursuant to this subparagraph (iii), Employee shall be entitled to payment on the Effective Termination Date of an amount equal to (A) the basic salary that would be due under paragraph 3(a) for the twelve (12) month period following the Effective Termination Date,

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          calculated as if the Employee were employed for such twelve (12) month period; plus (B) such cash bonus compensation prorated to the Effective Termination Date otherwise due Employee pursuant to paragraph 3(b); and (C) the benefits to be paid to Employee pursuant to paragraph 3(c), 3(d) and 3(e) prorated to the Effective Termination Date."

     Section 2.
     ---------

     (a) You agree that in the case of a Saints Merger, the obligations of the parties under the Agreement of Employment with respect to Section 2(a) thereof will be satisfied if you (i) serve as Chief Operating Officer of the entity ("Parent") issuing shares of its capital stock in connection with such Saints Merger and (ii) perform such duties as are appropriate to such office and not inconsistent therewith as may be assigned to you by the Chief Executive Officer of Parent and as presented to the board of directors of Parent for informational purposes.

     (b) "Saints Merger" means a transaction that (i) results in (x) the merger, consolidation or amalgamation or other business combination of Holdings with or into the entity referred to by Holdings as "Saints" or a wholly-owned subsidiary of Saints or (y) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of Holdings and its subsidiaries, considered as a whole, to Saints and (ii) closes prior to the date occurring 181 days after the signing of a definitive agreement for such transaction.

     Section 3. This Amendment shall not be effective unless shareholder
     ---------
approval meeting the requirements of Section 280G(b)(5) of the Internal Revenue Code of 1986, as amended, is obtained.

     Section 4.
     ---------

     (a) This Amendment may be executed in two or more counterparts, each of which will be deemed an original but which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

     (b) All references to Section in this Amendment refer to Sections of this Amendment, unless otherwise expressly provided for.

     (c) All other provisions of the Agreement of Employment not amended hereby will remain in full force and effect.

                            [signature page follows]

                                       2

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     IN WITNESS WHEREOF, IWO and Holdings have caused this Amendment to be signed by their respective officers hereunto duly authorized, and the Employee has hereunto set his hand, effective as of the day and year first above written.

                                                  INDEPENDENT WIRELESS ONE
                                                  CORPORATION


                                                  By: /s/ Timothy J. Medina
                                                      --------------------------
                                                  Name:  Timothy J. Medina
                                                  Title: Chief Financial Officer


                                                  IWO HOLDINGS, INC.


                                                  By: /s/ Timothy J. Medina
                                                      --------------------------
                                                  Name:  Timothy J. Medina
                                                  Title: Chief Financial Officer


                                                  EMPLOYEE


                                                  /s/ Steven M. Nielsen
                                                  ------------------------------
                                                  Steven M. Nielsen